UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MEDecision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a question and answer memorandum distributed by MEDecision, Inc. on June 18, 2008.

Employee FAQ

Q:                                  What is the nature of the transaction?

A:                                   Today, we are very pleased to announce that we reached a merger agreement pursuant to which MEDecision will be acquired by Health Care Service Corporation (HCSC). HCSC will acquire all of the outstanding shares of MEDecision common stock for $7.00 per share in cash. The transaction is valued at approximately $121 million, including consideration paid to holders of outstanding options and warrants. The Boards of Directors of both companies have unanimously approved the transaction. Closing of the transaction is expected in the third quarter of 2008.

Q:                                  Who is HCSC?

A:                                   Health Care Service Corporation (HCSC) is a customer-owned health benefits company focused on health and wellness. It is the fourth largest health insurer in the U.S. overall, with 12.4 million members in its Blue Cross and Blue Shield plans in Illinois, New Mexico, Oklahoma and Texas. HCSC has been one of MEDecision’s largest clients since 1994.

Q:                                  How will MEDecision fit into HCSC?

A:                                   MEDecision will remain an independent brand and entity dedicated to the needs of all health plans and our services will continue to evolve and improve. The agreement underscores the strength of the collaborative health care management solutions we’ve developed and validates our vision of the health care industry. MEDecision can now further intensify its focus on development and execution of customer-centric solutions with a long-term perspective of the health care industry in mind. We remain committed to our vision of 20 years – a vision that HCSC shares.

Q:                                  What does this deal mean for the senior management team?

A:                                   We do not expect any changes in the current leadership team. David St.Clair will continue in his role as CEO of MEDecision. We will continue our active search to fill the President & COO position. As planned, Tim Wallace will remain a member of the Board of Directors until the deal closes and will transition his interim President & COO responsibilities.

Q:                                  What are the implications of this deal for product development?

A:                                   HCSC is committed to making continued investments in our development of collaborative health care management solutions. We will continue to pursue development and implementation of our Alineo™ and Nexalign™ collaborative health care management solutions. We have a very capable development team that will continue their focus on these efforts.

Q:                                  What will happen to employees once the transaction closes?

A:                                   HCSC recognizes that our greatest asset is our employees. HCSC is committed to making continued investments in our people and our collaborative health care management solutions development. We will remain an independent team, operating as a separate company owned by HCSC. We do not anticipate negative changes in policy around salaries, promotions, and other benefits with this transaction. Please be patient as this process moves forward; we will share additional details as soon as they become available.

Q:                                What will happen to our stock options?

A:                                   With certain exceptions, options, whether or not vested, will be cashed out upon deal closure for an amount equal to the difference between the deal price of $7.00 per share and the exercise price of the option. The cash proceeds will be subject to tax withholdings. We will communicate further with optionees regarding the specific treatment of their awards.

Q:                                  How will employees be kept informed about the progress of the acquisition?

A:                                   We will continue to consistently be in contact with our employees regarding any relevant updates throughout the acquisition process.

Q:                                  With whom may employees speak if they have additional questions?

A:                                   Employees should contact the senior executive in charge of their department or other senior executives with specific questions.

Q:                                  What do I do if I get a question from the press or an analyst?

A:                                   All media and industry analyst (Forrester, Gartner, or Health Industry Insights) inquiries MUST be forwarded to Tracey Costello at 610-540-0202 x1159. All inquiries from financial analysts or other members of the investment community MUST be forwarded to Mateo Millett (FD Ashton Partners) at 617-897-1533.

Forward-Looking Statement

This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements about the expected timing, completion and effects of the proposed merger between MEDecision and HCSC. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from such statements. MEDecision may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in the company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on March 28, 2008 and the company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (SEC) on May 9, 2008. MEDecision undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Additional Information About the Merger and Where to Find It

MEDecision will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between MEDecision and HCSC. MEDecision SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. MEDecision shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s Web site at www.sec.gov. MEDecision shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087, Attention: Corporate Secretary, telephone: (610) 540-0202, or from MEDecision’s Web site, www.MEDecision.com.

MEDecision and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of MEDecision with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in MEDecision’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of MEDecision common stock as of March 28, 2008 is also set forth in MEDecision’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 23, 2008.